Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 13, 2023, with respect to the consolidated financial statements of Associated Banc-Corp, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

Chicago, Illinois

August 10, 2023